EXECUTION VERSION
OMNIBUS AMENDMENT
TO
VOTING TRUST AGREEMENTS
This amendment (the "Amendment"), dated as of February 12, 2020, to each Voting Trust Agreement, referenced on Schedule B hereto, dated as the date set forth on Schedule B hereto, by and among Lord Securities Corporation, as trustee (the "Trustee" or any successor thereto), Banc of America Preferred Funding Corporation, a Delaware corporation, including its successors and assigns by operation of law ("PFC" or the "Purchaser") and Institutional Shareholder Services Inc. (the "Voting Consultant" or any successor thereto) relating to certain voting and consent matters concerning Variable Rate Demand Preferred Shares ("VRDP Shares") of each of the funds listed on Schedule A hereto (each, a "Fund") (each, an "Agreement") is entered into among the Trustee, the Purchaser and the Voting Consultant.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in each Agreement or in the Statement of Preferences, Certificate of Designation or Articles Supplementary, as applicable to such Fund (including by incorporation by reference).
WHEREAS, the Purchaser is the legal and Beneficial Owner of shares of VRDP Shares of each Fund pursuant to the terms of the fee agreement by and between Bank of America, N.A. and each Fund and related to the VRDP shares issued by each such Fund, as such agreement may have been amended from time to time.
WHEREAS, the parties hereto are parties to each Agreement; and
WHEREAS, the parties hereto desire to amend the terms of each Agreement as provided for herein.
ACCORDINGLY, each Agreement is hereby amended as follows:
1. Amendment to each Agreement
The definition of “Voting Matters” in Section 1 of each Agreement is hereby amended by:
(i)	deleting the word “and” at the end of Section 1(c) thereof,
(ii)	inserting the word “and” at the end of Section 1(d) thereof, and
(iii)	inserting the following Section 1(e) after Section 1(d):
“(e) any matters described in 12 C.F.R. Section 225.2(q)(1)."
2. Modification
The parties hereto hereby agree that, except as specifically amended herein, each Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.  All references in each Agreement and other documents related thereto shall be references to the Agreement as amended by this Amendment.  Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under each Agreement, or constitute a waiver of any provision of any other agreement.
3. Benefit and Burden
This Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors or administrators, personal and legal representatives, successors and assigns.
4. Severability
The invalidity of any particular provision of this Amendment shall not affect the validity of the remainder hereof, and this Amendment shall be construed in all respects as if such invalid or unenforceable provision were omitted.
5. Headings
The section headings herein are for convenience of reference only, and shall not affect the construction, or limit or otherwise affect the meaning hereof.
6. Applicable Law
This Amendment shall be construed and enforced in accordance with the law of the State of New York.
THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF FEDERAL AND NEW YORK STATE COURTS OF COMPETENT JURISDICTION LOCATED IN NEW YORK COUNTY, NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AMENDMENT OR ANY MATTERS CONTEMPLATED HEREBY.
7. Waiver
THE PURCHASER, THE TRUSTEE AND THE VOTING CONSULTANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST THE OTHER(S) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT.
8. Counterparts
This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

BANC OF AMERICA PREFERRED FUNDING CORPORATION, as Purchaser

By:___/s/ Michael Jentis ________________________
Name: Michael Jentis
Title: Authorized Signatory

LORD SECURITIES CORPORATION, as Trustee

By:___/s/ Edward O'Connell_______________________
Name: Edward O'Connell
Title: Senior Vice President

INSTITUTIONAL SHAREHOLDER SERVICES INC., as Voting Consultant

By:___/s/ Lorraine G. Kelly _______________________
Name: Lorraine G. Kelly
Title: M.D. Head of Governance Solutions

The parties list below hereby consent to the Amendment to the Agreement:

BlackRock MuniHoldings Investment Quality Fund [Fund Symbol: MFL] By:/s/ Jonathan Diorio	BlackRock MuniHoldings New York Quality Fund, Inc. [Fund Symbol: MHN] By:/s/ Jonathan Diorio
Name: Jonathan Diorio	Name: Jonathan Diorio
Title: Vice President	Title: Vice President

BlackRock MuniHoldings New Jersey Quality Fund, Inc. [Fund Symbol: MUJ] By:/s/ Jonathan Diorio	BlackRock MuniYield Fund, Inc. [Fund Symbol: MYD] By:/s/ Jonathan Diorio
Name: Jonathan Diorio	Name: Jonathan Diorio
Title: Vice President	Title: Vice President

BlackRock Long-Term Municipal Advantage Trust [Fund Symbol: BTA] By:/s/ Jonathan Diorio	BlackRock MuniYield Quality Fund, Inc. [Fund Symbol: MQY] By:/s/ Jonathan Diorio
Name: Jonathan Diorio	Name: Jonathan Diorio
Title: Vice President	Title: Vice President

BlackRock New York Municipal Income Trust II [Fund Symbol: BFY] By:/s/ Jonathan Diorio	BlackRock New York Municipal Income Quality Trust [Fund Symbol: BSE] By:/s/ Jonathan Diorio
Name: Jonathan Diorio	Name: Jonathan Diorio
Title: Vice President	Title: Vice President
BlackRock Municipal Income Investment Trust [Fund Symbol: BBF] By:/s/ Jonathan Diorio	BlackRock Muni New York Intermediate Duration Fund, Inc. [Fund Symbol: MNE] By:/s/ Jonathan Diorio
Name: Jonathan Diorio	Name: Jonathan Diorio
Title: Vice President	Title: Vice President

BlackRock New York Municipal Bond Trust [Fund Symbol: BQH] By:/s/ Jonathan Diorio
Name: Jonathan Diorio
Title: Vice President

Schedule A

Fund Name (Ticker)

1. BlackRock MuniHoldings Investment Quality Fund (MFL)
2. BlackRock MuniHoldings New York Quality Fund, Inc. (MHN)
3. BlackRock MuniHoldings New Jersey Quality Fund, Inc. (MUJ)
4. BlackRock MuniYield Fund, Inc. (MYD)
5. BlackRock Long-Term Municipal Advantage Trust (BTA)
6. BlackRock MuniYield Quality Fund, Inc. (MQY)
7. BlackRock New York Municipal Income Trust II (BFY)
8. BlackRock New York Municipal Income Quality Trust (BSE)
9. BlackRock Municipal Income Investment Trust (BBF)
10. BlackRock Muni New York Intermediate Duration Fund, Inc. (MNE)
11. BlackRock New York Municipal Bond Trust (BQH)

Schedule B

1.
The voting trust agreement, dated as of April 17, 2014, by and among Lord Securities Corporation, Banc of America Preferred Funding Corporation and Institutional Shareholder Services Inc. relating to certain voting and consent matters concerning VRDP Shares of BlackRock MuniHoldings Investment Quality Fund (MFL).

2.
The voting trust agreement, dated as of April 17, 2014, by and among Lord Securities Corporation, Banc of America Preferred Funding Corporation and Institutional Shareholder Services Inc. relating to certain voting and consent matters concerning VRDP Shares of BlackRock MuniHoldings New York Quality Fund, Inc. (MHN).

3.
The voting trust agreement, dated as of April 17, 2014, by and among Lord Securities Corporation, Banc of America Preferred Funding Corporation and Institutional Shareholder Services Inc. relating to certain voting and consent matters concerning VRDP Shares of BlackRock MuniHoldings New Jersey Quality Fund, Inc. (MUJ).

4.
The voting trust agreement, dated as of April 17, 2014, by and among Lord Securities Corporation, Banc of America Preferred Funding Corporation and Institutional Shareholder Services Inc. relating to certain voting and consent matters concerning VRDP Shares of BlackRock MuniYield Fund, Inc. (MYD).

5.
The voting trust agreement, dated as of October 29, 2015, by and among Lord Securities Corporation, Banc of America Preferred Funding Corporation and Institutional Shareholder Services Inc. relating to certain voting and consent matters concerning VRDP Shares of BlackRock Long-Term Municipal Advantage Trust (BTA).

6.
The voting trust agreement, dated as of March 15, 2019, by and among Lord Securities Corporation, Banc of America Preferred Funding Corporation and Institutional Shareholder Services Inc. relating to certain voting and consent matters concerning VRDP Shares of BlackRock MuniYield Quality Fund, Inc. (MQY).

7.
The voting trust agreement, dated as of March 15, 2019, by and among Lord Securities Corporation, Banc of America Preferred Funding Corporation and Institutional Shareholder Services Inc. relating to certain voting and consent matters concerning VRDP Shares of BlackRock New York Municipal Income Trust II (BFY).

8.
The voting trust agreement, dated as of March 15, 2019, by and among Lord Securities Corporation, Banc of America Preferred Funding Corporation and Institutional Shareholder Services Inc. relating to certain voting and consent matters concerning VRDP Shares of BlackRock New York Municipal Income Quality Trust (BSE).

9.
The voting trust agreement, dated as of March 15, 2019, by and among Lord Securities Corporation, Banc of America Preferred Funding Corporation and Institutional Shareholder Services Inc. relating to certain voting and consent matters concerning VRDP Shares of BlackRock Municipal Income Investment Trust (BBF).

10.
The voting trust agreement, dated as of March 15, 2019, by and among Lord Securities Corporation, Banc of America Preferred Funding Corporation and Institutional Shareholder Services Inc. relating to certain voting and consent matters concerning VRDP Shares of BlackRock Muni New York Intermediate Duration Fund, Inc. (MNE).

11.
The voting trust agreement, dated as of March 15, 2019, by and among Lord Securities Corporation, Banc of America Preferred Funding Corporation and Institutional Shareholder Services Inc. relating to certain voting and consent matters concerning VRDP Shares of BlackRock New York Municipal Bond Trust (BQH).